UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 19, 2008

Maidenform Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32568	06-1724014
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

485F US Hwy 1 South Iselin, NJ 08830
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(732) 621-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2008, Maidenform Brands, Inc. (the “Company”) was notified by Dorvin D. Lively that, effective March 17, 2008, he will resign as the Company’s Executive Vice President and Chief Financial Officer to pursue an opportunity located in Chicago, Illinois, with a non-competitor. Mr. Lively will be with Maidenform through the reporting of the Company’s financial results for the fourth quarter and fiscal year ended December 29, 2007. The Company has commenced a national search for Mr. Lively’s successor.

On February 25, 2008, the Company issued a press release announcing the resignation of Mr. Lively. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item9.01	Financial Statements and Exhibits

(d)	Exhibits:

99.1	Press Release entitled “Maidenform Brands, Inc. Announces Resignation of CFO” issued by Maidenform Brands, Inc. on February 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAIDENFORM BRANDS, INC.

Date: February 25, 2008	By:	/s/Steven N. Masket
		Name:	Steven N. Masket
		Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit

99.1	Press Release entitled “Maidenform Brands, Inc. Announces Resignation of CFO” issued by Maidenform Brands, Inc. on February 25, 2008.